                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
               AMENDMENT NO. 1 TO FORM 8-A FILED ON JULY 29, 2002
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          THE ST. PAUL COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MINNESOTA                                                 41-0518860
         (STATE OR OTHER JURISDICTION OF                                    (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)      COMMISSION FILE NO. 1-10898    IDENTIFICATION NO.)

                              385 WASHINGTON STREET
                            ST. PAUL, MINNESOTA 55102
                                 (651) 310-7911
                    (Address of principal executive offices)


If this form relates to the registration of a                If this form relates to the
class of securities pursuant to Section 12(b) of             registration of a class of
the Exchange Act and is effective                            securities pursuant to Section 12(g)
pursuant to General Instruction A.(c),                       of the Exchange Act and is effective
check the following box. [X]                                 pursuant to General Instruction A.(d),
                                                             check the following box. [ ]


         SECURITIES ACT REGISTRATION STATEMENT FILE NUMBERS TO WHICH THIS FORM
RELATES: 333-92466, 333-92466-01, 333-73848, 333-73848-01 AND 333-44122

         SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                 TITLE OF EACH CLASS                Name of each exchange on which
                 TO BE SO REGISTERED                each class is to be registered
                 -------------------               -------------------------------
                   Corporate Units                  New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:  NONE

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities registered hereby is the Corporate Units of The St. Paul Companies, Inc., a Minnesota corporation.

         For a description of the Corporate Units, reference is made to the Registration Statement on Form S-3 of The St. Paul Companies, Inc. and St. Paul Capital Trust II (Registration Nos. 333-92466, 333-92466-01, 333-73848,
333-73848-01 and 333-4412), filed with the Securities and Exchange Commission (the "Commission") on July 16, 2002, as amended by Pre-Effective Amendment No. 1, filed on July 24, 2002, and prospectus describing the Corporate Units filed with the Commission on July 29, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit No                 Description
----------                 -----------
     (1)                   Indenture between The St. Paul Companies, Inc. and
                           JPMorgan Chase Bank, Trustee, dated as of March 12,
                           2002 (incorporated herein by reference to Exhibit 4.1
                           of the Current Report on Form 8-K of The St. Paul
                           Companies, Inc., filed with the Commission on March
                           13, 2002).

     (2) Form of Note (incorporated herein by reference to Exhibit of the Current Report on Form 8-K of The St.
                           Paul Companies, Inc., filed with the Commission on July 31, 2002).

     (3)                   Form of Remarketing Agreement.*

     (4) Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.2 of the Current
                           Report on Form 8-K of The St. Paul Companies, Inc., filed with the Commission on July 31, 2002).

     (5) Form of Pledge Agreement (incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K of The St. Paul Companies, Inc., filed with the Commission on July 31, 2002).

     (6)                   Form of Corporate Unit (included in Exhibit 4).

--------
*  To be filed by amendment.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            THE ST. PAUL COMPANIES, INC.


                                            By: /s/ Bruce A. Backberg
                                               ---------------------------------
                                               Name:   Bruce A. Backberg
                                               Title:  Senior Vice President and
                                                       Corporate Secretary



Date: July 31, 2002